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                                                                    Exhibit 23.5

                       CONSENT OF J.P. MORGAN SECURITIES INC.


We hereby consent to (i) the use of our opinion letter to the Board of Directors of Sofamor Danek Group, Inc. (the "Company") included as Annex C to the Proxy Statement/Prospectus which forms a part of the Registration on Form S-4 relating to the proposed merger of MSD Merger Corp., a wholly-owned subsidiary of Medtronic, Inc., with and into the Company, and (ii) the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                        J.P. MORGAN SECURITIES INC.


                                        By: /s/ Robbie Huffines
                                           ------------------------------------
                                           Name:  Robbie Huffines
                                           Title: Vice President

December 21, 1998